SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction	(Commission File Number)
of incorporation)

14362 N. Frank Lloyd Wright Blvd., Suite 1103, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 477-5809

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02. Unregistered Sales of Equity Securities

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

			Principal	Total Offering Price/
Date	Title and Amount(1)	Purchaser	Underwriter	Underwriting Discounts

December 15, 2011	Warrant, expiring December 14, 2018, to purchase 6,367,687 shares of common stock at an exercise price of $0.20 per share, issued as compensation for services performed as an officer of the Company.	Chief Executive Officer of the Company.	NA	NA/NA
December 15, 2011	Warrant, expiring December 14, 2018, to purchase 632,962 shares of common stock at an exercise price of $0.20 per share, issued as compensation for services performed as an officer of the Company.	Executive Vice President of the Company.
December 15, 2011
Warrant, expiring December 14, 2018, to purchase 100,000 shares of common stock at an exercise price of $0.20 per share, issued as compensation for services performed as Field Supervisor for SAHF subsidiary of the Company.
Field supervisor for the Company’s SAHF subsidiary.
December 15, 2011
Warrant, expiring December 14, 2018, to purchase 200,000 shares of common stock at an exercise price of $0.20 per share, issued as compensation for services performed as Manager of SAHF subsidiary of the Company.
Manager of the Company’s SAHF subsidiary.
December 15, 2011	Warrant, expiring December 14, 2018, to purchase 200,000 shares of common stock at an exercise price of $0.20 per share, issued as compensation for consulting services performed for the Company.	Attorney.
(1) The issuances to lenders, consultants and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D, Regulation S or Rule 701 promulgated by the SEC under the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.61	Form of Warrants issued December 15, 2011, by the Company, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Mutual, Inc.

Date: December 27, 2011	By:	/s/ Malcolm W. Sherman
Malcolm W. Sherman
Executive Vice President